Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO, OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

This announcement does not constitute an announcement of a firm intention to make an offer under Rule 2.7 of the City Code on Takeovers and Mergers (the "Code"). Accordingly, there can be no certainty that any offer will ultimately be made. Further announcements will be made if and when appropriate.

Computer Sciences Corporation Statement Regarding Possible Offer for Xchanging plc

12 November 2015 -- Computer Sciences Corporation (“CSC”) today confirmed that it has sent a letter to Xchanging plc (“Xchanging”)’s board outlining its interest in making an offer to acquire the entire issued and to be issued share capital of Xchanging by way of an all cash offer of 170 pence per share.

CSC’s proposal represents a premium of over 6 percent to Capita plc’s recommended all cash final offer of 160 pence per share announced on 14 October 2015.

Xchanging shareholders who have not already accepted Capita’s offer for Xchanging announced on 14 October 2015 are urged not to accept Capita’s offer. CSC will make a further announcement in due course.

CSC reserves the right to reduce the offer consideration by the amount of any dividend (or other distribution) which is paid or becomes payable by Xchanging to its shareholders after the date of this announcement.

In accordance with Rule 2.6(d) of Code, CSC is required, by not later than 5.00 pm on 9 December 2015, either to announce a firm intention to make an offer for Xchanging in accordance with Rule 2.7 of the Code or to announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies.

Enquiries:
Computer Sciences Corporation

Paul N. Saleh, Chief Financial Officer             Tel: +1.703.876.1000

H. C. Charles Diao, Vice President Finance             Tel: +1.703.876.1000
& Corporate Treasurer

Investor Relations                        Tel: +1.703.641.3000
Neil DeSilva

Media Relations                        Tel: +1.862.228.3481
Rich Adamonis

Notice to US investors
The proposed offer, if made, will be made for securities of a UK company and Xchanging shareholders in the United States should be aware that this announcement and any other documents relating to the proposed offer have been or will be prepared in accordance with the Code and UK disclosure requirements, format and style, all of which differ from those generally applicable in the United States.

Xchanging's financial statements and all financial information that is included in this announcement, or that may be included in the formal offer documentation or any other documents relating to the proposed offer, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to the financial statements or other financial information of US companies.

The proposed offer, if made, will be for the securities of a non-US company which does not have securities registered under Section 12 of the US Securities Exchange Act of 1934, as amended (the “US Securities Exchange Act”). The proposed offer, if made, will be made in the United States pursuant to Section 14(e) of, and Regulation 14E under, the US Securities Exchange Act, and otherwise in accordance with the requirements of the Code. Accordingly, the proposed offer, if made, will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and laws. In the United States, the proposed offer, if made, will be deemed made solely by CSC and not by any of its financial advisers.

In accordance with and to the extent permitted by the Code, normal UK market practice and Rule 14e-5 under the US Securities Exchange Act, CSC or its nominees, or its brokers (acting as agents) or their respective affiliates may from time to time make certain purchases of, or arrangements to purchase, Xchanging shares outside the United States, other than pursuant to the proposed offer, before or during the period in which the proposed offer, if made, remains open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Such purchases, or arrangements to purchase, will comply with all applicable UK rules, including the Code and the rules of the London Stock Exchange, and Rule 14e-5 under the US Securities Exchange Act to the extent applicable. In addition, in accordance with, and to the extent permitted by, the Code, normal UK market practice and Rule 14e-5 under the US Securities Exchange Act, CSC’s financial adviser and its affiliates will continue to act as exempt principal traders in Xchanging shares on the London Stock Exchange and engage in certain other purchasing activities consistent with their respective normal and usual practice and applicable law. Any information about such purchases will be disclosed on a next day basis to the Panel on Takeovers and Mergers (“Panel”) and will be available to all investors (including US investors) from any Regulatory Information Service including the Regulatory News Service on the London Stock Exchange website, www.londonstockexchange.com.

It may be difficult for US holders of Xchanging shares to enforce their rights and any claim arising out of the US federal securities laws, since Xchanging is incorporated under the laws of a country other than the United States, and some or all of its officers and directors may be residents of countries other than the United States. US holders of Xchanging shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgment or jurisdiction.

Disclosure requirements of the Code
Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website
A copy of this announcement will be made available on CSC’s website at www.csc.com. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.